SUBORDINATION OF MANAGEMENT AGREEMENT

THIS SUBORDINATION OF MANAGEMENT AGREEMENT (this “Agreement”) is made as of June 12 2014, by REVEN HOUSING TEXAS, LLC, a Delaware limited liability company (“Borrower”), having an address at 7911 Herschel Avenue, Suite 201, La Jolla, California 92037, Attention: Chad Carpenter, to SILVERGATE BANK, a California corporation (“Lender”), having an address at 4275 Executive Square, Suite 800, La Jolla, California 92037-1492, Attention: Commercial Loan Department, and is consented and agreed to by RED DOOR HOUSING, LLC a Texas limited liability company (“Property Manager”), having an address at 110 Avenue B, Suite 100, Stafford, Texas 77477 Attention: Rickey Williams, Jr.

A. Lender has made a loan (the “Loan”) to Borrower, in the original principal amount of Seven Million Five Hundred Seventy Thousand and No/100 Dollars ($7,570,000.00) as evidenced by certain promissory notes dated as of even date herewith given to Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Note”).

B. The Loan is secured by, among other things, those certain Deeds of Trust, Assignments of Leases and Rents, Security Agreements and Fixture Filings, dated as of even date herewith made by the Borrower for the benefit of the Lender (as amended, supplemented or otherwise modified from time to time, individually, a “Deed of Trust”, and collectively, the “Deeds of Trust”), which grants Lender a first priority security interest in the properties described therein (individually, the “Property” and, collectively, the “Properties”). The Note, the Deeds of Trust, this Agreement and any of the other documents evidencing or securing the Loan are collectively referred to as the “Loan Documents”.

C. Pursuant to that certain Real Estate Property Management & Leasing Agreement dated as of November 1, 2013, between Borrower and Property Manager, a true and correct copy of which is attached hereto as Exhibit “A” (the “Property Management Agreement”), Borrower has employed Property Manager to rent, lease, operate and manage the Property.

D. Pursuant to the Property Management Agreement, Property Manager is entitled to certain management and leasing fees (the “Management Fees”) for services rendered in connection with the management, operation and leasing of the Properties.

E. Lender requires as a condition to the making of the Loan that Borrower and Asset Manager agree to the terms set forth in this Agreement.

AGREEMENT

For good and valuable consideration the parties hereto agree as follows:

1. Subordination of Management Fees. The Management Fees and all rights and privileges of Property Manager to the Management Fees are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects to the payment of the Loan and to any renewals, extensions, modifications, assignments, replacements, or consolidations thereof and the rights, privileges, and powers of Lender thereunder.

2. Termination. At such time as the Loan is paid in full, this Agreement and all of Lender’s right, title and interest hereunder with respect to the Property Management Agreement shall terminate.

3. Estoppel. Property Manager represents and warrants that (a) the Property Management Agreement is in full force and effect and has not been modified, amended or assigned other than pursuant to an assignment by the Borrower as security for the Deeds of Trust; (b)  neither Property Manager nor Borrower is in default under any of the terms, covenants or provisions of the Property Management Agreement, and Property Manager knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under the Property Management Agreement; (c) neither Property Manager nor Borrower has commenced any action or given or received any notice for the purpose of terminating the Property Management Agreement; and (d) the Property Management Fees and all other sums due and payable to the Property Manager under the Property Management Agreement have been paid in full.

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4. Agreement by Borrower and Property Manager. Borrower and Property Manager hereby agree that upon the occurrence and during the continuance of an “Event of Default” (as defined in each of the Deeds of Trust) (a) Property Manager shall not receive, and shall not be entitled to, any payments of any Management Fees or other indebtedness or compensation owed to the undersigned by Borrower, and (b) Lender, regardless of the terms of the Property Management Agreement, may terminate the Property Management Agreement at any time during such period without written prior notice and without any penalty or liability whatsoever..

5. Consent and Agreement by Property Manager. Property Manager hereby acknowledges and consents to this Agreement and agrees that Property Manager will act in conformity with the provisions of this Agreement and Lender’s rights hereunder or otherwise related to the Property Management Agreement. In the event that the responsibility for the property management of any of the Properties is transferred from Property Manager in accordance with the provisions hereof, Property Manager shall fully cooperate in transferring its responsibility to a new property management company and effectuate such transfer no later than thirty (30) days from the date the Property Management Agreement is terminated. Further, Property Manager shall (a) not contest or impede the exercise by Lender of any right it has under or in connection with this Agreement; (b) in the manner provided for in this Agreement, give at least thirty (30) days prior written notice to Lender of its intention to terminate the Property Management Agreement or otherwise discontinue its management of all or some of the Properties and (c) not amend any of the provisions or terms of the Property Management Agreement without the prior written consent of Lender.

6. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to conflicts of laws), except where federal law is applicable

7. Notices. Except when otherwise required by law, any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as provided below in this Section 7. Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

To Lender:

Silvergate Bank

4275 Executive Square

Suite 800

La Jolla, California 92037-1492

Attention: Commercial Loan Department

To Borrower:

Reven Housing Texas, LLC

7911 Herschel Avenue

Suite 201

La Jolla, California 92037

Attention: Thad Meyer

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To Property Manager:

Red Door Housing, LLC

110 Avenue B

Suite 100

Stafford, Texas 77477

Attention: Rickey Williams, Jr.

8. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower, Lender or Property Manager, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Property Manager and Lender and their respective successors and assigns forever.

10. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

11. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

12. Duplicate Originals, Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute any counterpart of this Agreement shall not relieve the other signatories from their obligations hereunder.

13. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

14. Miscellaneous.

(a) Wherever pursuant to this Agreement (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Agreement it is provided that Borrower shall pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender.

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(c) If more than one Person has executed this Agreement as “Borrower” or as “Property Manager,” the obligations of all such persons hereunder shall be joint and several.

15. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, PROPERTY MANAGER, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR ANY OF THE PROPERTIES (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

BORROWER:

REVEN HOUSING TEXAS, LLC,
a Delaware limited liability company

By:	Reven Housing REIT, Inc.,
a Maryland corporation,
its Sole Member

	By:	/s/ Thad Meyer
	Name:	Thad Meyer
	Title:	Chief Financial Officer

[Signatures continue on following page]

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PROPERTY MANAGER:

RED DOOR HOUSING, LLC,
a Texas limited liability company,

By:	/s/ Rickey Williams, Jr.
Name:	Rickey Williams, Jr.
Title:	Manager

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EXHIBIT A

MANAGEMENT AGREEMENT